UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 31, 2007

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

33-93644	Day International Group, Inc. (Incorporated in Delaware) 130 West Second Street Dayton, Ohio 45402 Telephone: (937) 224-4000	31-1436349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement
On May 31, 2007, Day International Group, Inc. (the “Company”) and its securityholders completed the sale of the common stock of the Company to Flint Group Incorporated (“Flint”). On that date, each outstanding share of the Company’s Senior Exchangeable Preferred Stock due 2010, par value $0.01 per share (the “Preferred Stock”), was redeemed in accordance with the terms of the Preferred Stock. As a consequence, the Company will no longer file information and reports with the Securities and Exchange Commission.
A copy of the press release announcing the completion of the sale is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by Flint on June 4, 2007, announcing the completion of the of Day International Group, Inc. to Flint Group Incorporated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAY INTERNATIONAL GROUP, INC.

Day International Group, Inc.

(Registrant)

By:	/s/ Thomas J. Koenig
Name:	Thomas J. Koenig
Title:	Vice President and Chief Financial Officer
Date: June 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Flint on June 4, 2007, announcing the completion of the sale of Day International Group, Inc. to Flint Group Incorporated.